UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

SPORTSQUEST, INC.
(Name of small business issuer as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	333-09288 (Commission File Number)	22-2742564 I.R.S. Employer Identification No.)

801 International Parkway, 5th floor,
Lake Mary, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 757- 572-9241

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" refer to SportsQuest, Inc., a Delaware corporation.

Item 5.01. Changes in Control of Registrant

On May 15, 2008, our President and Chief Executive Officer executed an agreement with Domar Exotic Furnishings, Inc. (the “Agreement”) whereby pursuant to the terms and conditions of that Agreement, Domar Exotic Furnishings, Inc. purchased of 100,000 Series A Preferred Convertible Shares of our company which represents approximately seventy-nine percent (79%) of our capital stock of SportsQuest, Inc. The Closing of the transaction occurred on May 20, 2008.

As consideration for the 100,000 Series A Preferred Convertible Shares, Domar Exotic Furnishings, Inc issued R. Thomas Kidd the sum of six million, five hundred thousand (6,500,000) shares of Domar Exotic Furnishings, Inc common stock. In addition, R. Thomas Kidd was appointed as Chief Executive officer and a member of the Board of Directors of Domar Exotic Furnishings, Inc.

The issuance of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SportsQuest, Inc.

/s/ R. Thomas Kidd
R. Thomas Kidd
Chief Executive Officer

Date: May 28 2008